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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated March 15, 2000, except for Note 13, paragraphs 10 and 11, as to which the date is June 15, 2000, in Amendment No. 1 to Registration Statement No. 333-39816 on Form S-1 and related Prospectus of CytRx Corporation for the registration of shares of its common stock.

                                         /s/ ERNST & YOUNG LLP


Atlanta, Georgia
July 31, 2000